Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts



Nuveen Multistate Trust III
811-07943


We hereby incorporate by reference a new
Investment Advisory agreement, and a new Sub-
Advisory Agreement a form of which was filed as Appendix M and Appendix N, respectively, under
Conformed Submission Type DEF 14A, accession number 0001193125-14-240335, on June 18, 2014.